                                                                   Exhibit 10.16



                        RESEARCH & DEVELOPMENT AGREEMENT


This Agreement is entered into effective as of March 10, 1995 (the "Effective Date") between PHARMACIA BIOTECH AB ("Pharmacia"), a Swedish corporation having its principal offices at Bjorkgatan 30, S-751 82 Uppsala, Sweden and ARQULE, INC. ("ArQule"), a Delaware corporation having its principal offices at 200 Boston Avenue, Suite 3600, Medford, MA 02155, USA.

                            ------------------------

                                   BACKGROUND

A. ArQule has developed certain technologies that Pharmacia believes may be useful in the development of products in the areas of
                                        *                                   .

B. Pharmacia and ArQule have entered into an Option Agreement, dated as of the Effective Date, which grants to Pharmacia the right to acquire certain exclusive rights to use the ArQule technologies and improvements to make, use, and sell products in these business areas.

C. Pharmacia desires to evaluate whether the ArQule technology would contribute to the development of products in these business areas, and ArQule desires to give Pharmacia the opportunity to conduct such an evaluation.

D. ArQule is willing to perform this technology evaluation, with the assistance and funding of Pharmacia, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, Pharmacia and ArQule agree as follows:

SECTION 1.                 DEFINITIONS

The following definitions shall control the construction of this Agreement wherever they appear:

1.1 "AFFILIATE" shall mean any company or other legal entity which controls, is controlled by, or is under common control with either party. A company or other legal entity shall be presumed to control another if it owns fifty percent (50%) or more of the outstanding voting equity or assets of the other company or entity.

1.2 "ARQULE TECHNOLOGY" shall mean all of the patents and patent applications listed in Enclosure 1 hereto and all corresponding foreign patents and patent applications and all




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continuations, continuations-in-part, and divisions thereof, as well as all of the Proprietary Materials and unpatented know-how and trade secrets relating thereto.

1.3 "BIOMOLECULES" shall mean amino acids, peptides, proteins, nucleic acids (nucleotides, oligonucleotides, polynucleotides), carbohydrates
(monosaccharides, oligosaccarides, polysaccharides), lipids, phospholipids, or any combination of such molecules, whether produced by natural means or by organic synthesis in solution or using solid phase technologies.

1.4 "COMMENCEMENT DATE" shall mean April 1, 1995.

1.5 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 7.1.

1.6 "CONTRIBUTED TECHNOLOGY" shall mean all patents, patent applications, Proprietary Materials, know-how, and trade secrets that Pharmacia may legally provide to ArQule and which relate to or are useful for the development of the ArQule Technology for applications in the Field of Applications.

1.7 "DERIVATIVES" shall mean any molecules that are chemical derivatives or analogues of Biomolecules or Natural Products.

1.8 "FIELD OF APPLICATIONS" shall mean


                                     *


1.9 "IMPROVEMENT" shall mean any improvement, change, addition, upgrade, or modification to the ArQule Technology or Contributed Technology that either party discovers or develops in the course of any Research Project.

1.10 "NATURAL PRODUCTS" shall mean all molecules (other than Biomolecules) that are the naturally occurring products of biosynthesis in living cells or are produced by isolated cellular components outside of living cells, whether by natural means or by organic synthesis in solution or using solid phase technologies. This definition is intended to include subcellular components and viral particles. Examples of Natural Products are vitamins, steroid hormones, and various cofactors.

1.11 "OPTION AGREEMENT" shall mean a certain Option Agreement between the parties, dated as of the Effective Date, which is attached to this Agreement as Enclosure 2.

1.12     "PROJECT LEADER" shall have the meaning set forth in Section 2.3.

1.13 "PROJECT PLAN" shall mean a comprehensive plan of research that the parties intend to conduct under this Agreement, as amended from time to time by the Research Committee. The Project Plan will contain a description of current Research Projects, payments for each



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Research Project, and personnel for each Research Project. The initial Project
Plan is attached as Enclosure 3 to this Agreement.

1.14 "PROPRIETARY MATERIALS" shall have the meaning set forth in Section 7.2.

1.15 "RESEARCH COMMITTEE" shall have the meaning set forth in Section 4.1.

1.16 "RESEARCH PERIOD" shall mean the six-month period during which the parties conduct each Research Project.

1.17 "RESEARCH PROJECT" shall mean the research planned for a particular Subfield during a Research Period. The initial Research Project, for Subfield I, is described in the initial Project Plan. Subsequent Research Projects for Subfield I or any other Subfield will be established by the Research Committee in accordance with the procedures set forth below.

1.18 "SUBFIELD I" shall mean




                                      *






1.19 "SUBFIELD II" shall mean




                                      *






1.20 "SUBFIELD III" shall mean




                                      *






1.21 "SUBFIELD IV" shall mean

                                      *





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                                      *




SECTION 2. RESEARCH ACTIVITIES

2.1 Initial Research Project. The initial Research Project relating to Subfield I shall be described in the Project Plan attached to this Agreement on the Effective Date. As further described below, the initial Project Plan shall also provide for a description of the resources that each party will commit to the initial Research Project, specifically including personnel.

2.2 Establishment of Subsequent Research Projects. After the completion of the initial Research Project, Pharmacia may elect to fund subsequent Research Projects in one or more Subfields during subsequent Research Periods in accordance with the procedures set forth in the Option Agreement. If Pharmacia elects to fund one or more additional Research Projects, the Research Committee shall amend the Research Plan to provide for (i) a description of each Research Project, including without limitation overall goals, specific goals, priorities, and time schedules, (ii) payments to ArQule for each Research Project, and (iii) a description of the resources that each party will commit to each Research Project. Each amended Research Plan shall be adopted by the Research Committee during the time periods specified in the Option Agreement, and then attached to this Agreement as an addition to Enclosure 3.

2.3 Conduct of Research Projects. During the term of this Agreement, ArQule agrees to use commercially reasonable efforts to conduct all Research Projects in accordance with the Project Plan and as directed by the Research Committee. Pharmacia agrees to provide reasonable assistance to ArQule in the conduct of the Research Projects in accordance with the Project Plan and as directed by the Research Committee. ArQule and Pharmacia each agree that the ArQule Technology and the Contributed Technology may be used as reasonably required to perform any Research Project, and each party further agrees to effect the transfer of such required technology upon request. ArQule agrees to use the Contributed Technology only for the purposes set forth in this Agreement. Each party shall designate a project leader (the "Project Leaders") who shall have primary responsibility over (i) the performance of the Research Project by such party and (ii) coordination of efforts with the other party. The Project Leaders shall report directly to the Research Committee. The Project Leaders for each Research Project shall be identified in the Project Plan; provided, however, that each party shall have the right to change its Project Leaders upon thirty (30) days written notice to the other party. All Project Leaders designated by a party must be approved by the other party, provided that such approval may not be unreasonably withheld.

2.4 Personnel. In addition to the Project Leaders, each party agrees to assign to each Research Project such qualified and competent members of its staff as may be required to achieve the aims and goals set forth for such Research Project. All such commitments of personnel shall be listed in the Project Plan,
as amended from time to time. ArQule agrees to commit a total of    *
full-time equivalents to the initial Research Project and


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Pharmacia agrees to commit a total of     *     full-time equivalents to such
Research Project, as further described in the Project Plan. Upon the completion of each Research Project, ArQule agrees to provide Pharmacia with a written summary of time committed by ArQule personnel to such Research Project.

2.5 Compliance. In conducting each Research Project, each party shall use reasonable efforts (i) to ensure that each Research Project will comply with all technical and other requirements set out in the Project Plan, as adjusted by the Research Committee, (ii) to generate and maintain adequate documentation describing in sufficient detail the results of each Research Project, and (iii) to conduct each Research Project in accordance with all applicable laws and regulations.

SECTION 3. PAYMENTS

         Pharmacia agrees to pay ArQule a total of           *           Dollars
    * on the Effective Date in accordance with the Project Plan for performance of the initial Research Project. Thereafter, in consideration of the performance of each Research Project, Pharmacia agrees to pay ArQule the amount set forth in the Project Plan prior to the commencement of the Research Period for that Research Project. All such payments shall be nonrefundable.

SECTION 4. MANAGEMENT AND REPORTING

4.1 Composition and Duties of Research Committee. Prior to the Commencement Date, each party shall designate two (2) of its employees or consultants to serve as members of a committee that will supervise and direct all Research Projects, report on results of all Research Projects, and adopt amendments to the Project Plan (the "Research Committee"). If any Project Leader is not a member of the Research Committee, such Project Leader shall attend all meetings of the Research Committee as an observer. Other personnel of either party may attend meetings of the Research Committee as observers with the consent or invitation of the Research Committee. The initial members of the Research Committee from both Pharmacia and ArQule are named in Enclosure 4 hereto. Either party may change the individuals so named upon thirty (30) days written notice to the other party.

4.2 Meetings of Research Committee. The Research Committee will meet at least once each calendar month. Members of the Research Committee may participate either in person or by telephone. If a designated representative of a party cannot attend any meeting of the Research Committee, such party may designate a different representative for that meeting without notice to the other party, and the substitute member will have full power to vote on behalf of the permanent member. All decisions of the Research Committee will require the vote of a majority of its members. If the Research Committee cannot reach agreement on any matter, the matter will be resolved in accordance with the procedures set forth in Section 9.9 below.

4.3 Reports. The Research Committee and/or the applicable Project Leaders shall prepare and submit the following reports to the management of each of the parties:


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         (a) within ten (10) days of the end of every calendar month, a management report that describes the progress of each of the current Research Projects, the significant results obtained for such Research Projects, deviations of the Research Project from the description provided in the Project Plan, and recommended modifications to the Research Project for the subsequent one-month period; and

         (b) within ten (l0) days of the completion, cessation, or termination of any Research Project, a final report that describes in full detail
         (i) the work completed in the course of the Research Project and (ii) the significant results obtained for the Research Project.

4.4 Meetings. The Research Committee shall organize bi-monthly meetings for the purpose of reporting on the progress of each Research Project and planning for the future conduct of each Research Project. Such meetings shall be held at alternating locations suitable to both parties or by teleconferences, and shall be attended by appropriate management individuals from both Pharmacia and ArQule.

SECTION 5. TERM AND TERMINATION

5.1 Term. This Agreement shall commence on the Effective Date and shall terminate upon the expiration or termination of the Option Agreement, unless earlier terminated in accordance with this Section 5.

5.2 Termination for Breach. If either Pharmacia or ArQule breaches any representation made herein or fails to abide by any of the material terms of this Agreement, the other party shall have the right to terminate this Agreement upon sixty (60) days' prior written notice to the defaulting party specifying the default; provided, however, that if said defaulting party cures the default within the said sixty (60) day period, this Agreement shall continue in full force and effect as if no default had occurred.

5.3 Personal Services. In addition to, and independent of, the right of Pharmacia to terminate this Agreement under Section 5.2, if (i) proceedings in bankruptcy or insolvency are instituted by or against ArQule, or a receiver is appointed for ArQule, or if any substantial part of the assets of ArQule is the object of attachment, sequestration, or other type of comparable proceeding, and such proceeding is not vacated or terminated within sixty (60) days after its commencement or institution, and (ii) ArQule defaults under any of the material terms of this Agreement and fails to cure such default within sixty (60) days after receiving written of such default from Pharmacia, then Pharmacia shall also have the right to negotiate with Dr. Joseph C. Hogan, Jr. (the "Consultant"), an employee and officer of ArQule, for the purpose of entering into a consulting agreement between the Consultant and Pharmacia (the "Consulting Agreement"), in order to enable Pharmacia to continue to receive the services that are provided by the Consultant under this Agreement. ArQule acknowledges and agrees that the rights provided to Pharmacia under this Section
5.3 (i.e., the right to conduct negotiations with the Consultant and the right to enter into the Consulting Agreement) do not (a) violate any state laws or the common law, including without limitation any notions of public policy, or (b) violate any federal laws, including without limitation the protections afforded to a debtor in bankruptcy pursuant to the



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provisions of section 362 of title 11 of the United States Code, and are in the nature of security for and/or guaranty of the performance of ArQule under the terms of this Agreement. By this acknowledgement and agreement, ArQule further agrees that it shall be estopped to make any argument, pursuant to any of the laws described in the foregoing sentence, to prevent the exercise by Pharmacia of any of the rights provided to Pharmacia under this Section 5.3.

5.4 Survival. The termination of this Agreement shall not release either party from fulfilling any obligations which it may have incurred prior to any such termination. The following provisions shall survive termination of this
Agreement: Sections 1, 4.3(b), 5.3, 5.4, 6, 7, 9.8, and 9.9.

SECTION 6. INTELLECTUAL PROPERTY

6.1 Ownership. ArQule shall have sole ownership of all Improvements to the ArQule Technology that are made, developed, or discovered in the course of the Research Project by employees or consultants of either party. Pharmacia shall have sole ownership of all Improvements to the Contributed Technology that are made, developed, or discovered in the course of the Research Project by employees or consultants of either party. Ownership of all other intellectual property that is made, developed, or discovered in the course of the Research Project shall be determined in accordance with (i) the rules of inventorship under the applicable patent law (in the case of patentable inventions), (ii) the rules of authorship under the applicable copyright law (in the case of copyrightable works), or (iii) the mutual agreement of the parties (in all other cases).

6.2 Legal Protection. Each party shall have sole control, at its expense, over obtaining any form of legal protection for the intellectual property owed solely by such party. In the case of intellectual property for which the parties have joint ownership, the parties shall mutually agree on the division of responsibility for, and expense of, obtaining appropriate legal protection for such intellectual property, and any disputes shall be resolved in accordance with the procedures set forth in Section 9.9.

6.3 Full Cooperation. ArQule and Pharmacia agree to cooperate fully in the preparation, filing, and prosecution of any patent applications covering Improvements. Such cooperation includes, but is not limited to,

         (a) executing any documents of assignment, or requiring employees or consultants of each party to execute such documents of assignment, so as to effect the appropriate ownership of Improvements as set forth above;

         (b) executing all papers and instruments, or requiring employees or consultants of each party to execute such papers and instruments, so as to enable the other party to apply for and to prosecute patent applications in any country; and

         (c) undertaking no actions that are potentially deleterious to the preparation, filing, or prosecution of such patent applications.



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6.4 License Agreement. The parties intend that in the event of any conflict between the provisions of this Article 6 and the terms and conditions of any License Agreement entered into by the parties as contemplated by the Option Agreement, the terms of the License Agreement shall prevail.

SECTION 7. CONFIDENTIAL INFORMATION AND PROPRIETARY MATERIALS

7.1      Confidential Information.

         7.1.1 Definition of Confidential Information. Confidential Information shall mean any technical or business information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement and specifically designated as confidential. Such Confidential Information may include, without limitation, the ArQule Technology and the Contributed Technology, as well as trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information.

         7.1.2 Designation of Confidential Information. Confidential Information that is disclosed in writing shall be marked with a legend indicating its confidential status. Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

         7.1.3 Obligations. The Receiving Party agrees that it shall:

                  (a) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement;

                  (b) use all Confidential Information solely for the purposes set forth in this Agreement; and

                  (c) allow its directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

         7.1.4 Exceptions. The obligations of the Receiving Party under Section
7.1.3 above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information:

                  (a) was in the public domain prior to the time of its disclosure under this Agreement;



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                  (b) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;

                  (c) was independently developed or discovered by the Receiving Party without use of the Confidential Information;

                  (d) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or

                  (e) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

7.2      Proprietary Materials.

         7.2.1 Definition of Proprietary Materials. "Proprietary Materials" shall mean any tangible chemical, biological, or physical research materials that are furnished by one party (the "Transferring Party") to the other party (the "Receiving Party") in connection with this Agreement regardless of whether such materials are specifically designated as proprietary to the Transferring Party. The Transferring Party shall furnish such Proprietary Materials to the Receiving Party in a mutually acceptable form, including appropriate labelling and packaging.

         7.2.2 Limited Use. The Receiving Party shall use Proprietary Materials solely for the purposes set forth in this Agreement. The Receiving Party shall use the Proprietary Materials only in compliance with all applicable governmental laws and regulations, and not for any in vivo experiments on human subjects. The Receiving Party assumes all liability for damages that may arise from the use, storage, or disposal of any Proprietary Materials. The Transferring Party will not be liable to the Receiving Party for any loss, claim, or demand made by Receiving Party, or made against the Receiving Party by any other party, due to or arising from the use, storage, or disposal of any Proprietary Materials by the Receiving Party, and the Receiving Party agrees, to the extent allowed under applicable law, to defend, indemnify, and hold the Transferring Party harmless from and against any such losses, claims, or demands, except to the extent caused by the gross negligence or willful misconduct of the Transferring Party.

         7.2.3 Limited Disposition. The Receiving Party shall not transfer or distribute any Proprietary Materials to any third party without the prior written consent of the Transferring Party.

7.3 Return of Confidential Information and Proprietary Materials. Upon the termination of this Agreement, at the request of the Disclosing Party, the Receiving Party shall return to



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the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement. Upon the termination of this Agreement, the Receiving Party shall at the instruction of the Transferring Party either destroy or return any unused Proprietary Materials.

7.4 Survival of Obligations. The obligations set forth in this Section 7 shall remain in effect for a period of five (5) years after termination of this Agreement, except that the obligations of the Receiving Party to return Confidential Information to the Disclosing Party and to return or destroy Proprietary Materials received from the Transferring Party shall survive until fulfilled.

SECTION 8. REPRESENTATIONS, WARRANTIES, AND DISCLAIMERS

8.1      Entire Agreement.  The parties hereto each acknowledge and agree:

         (a) that no representation or promise not expressly contained in this Agreement or the Option Agreement has been made by the other party hereto or by any of its agents, employees, representatives or attorney; and

         (b) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement and the Option Agreement.

8.2 Authority; No Conflict. The parties hereto each represent and warrant that they have the authority and legal right to enter into this Agreement, and that the terms of this Agreement are not inconsistent with any other contractual arrangements they may have, express or implied.

8.3 Ownership of Technology. ArQule warrants and represents that it is the owner by assignment of the entire right, title, and interest in and to all the ArQule Technology. Pharmacia warrants and represents that it owns or is free to license or sublicense all of the Contributed Technology.

8.4 Disclaimer. NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE QUALITY OF ANY RESULTS OR THE ACHIEVEMENT OF ANY GOALS FOR ANY RESEARCH PROJECT. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR ANY PROPRIETARY MATERIALS OF EITHER PARTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES THAT THE USE OF ARQULE TECHNOLOGY, CONTRIBUTED TECHNOLOGY, OR ANY PROPRIETARY MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.




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SECTION 9. MISCELLANEOUS

9.1 Publicity. Neither party shall use the name of the other party or reveal the terms of this Agreement in any publicity or advertising without the prior written approval of the other party, except that (i) either party may use the text of a written statement approved in advance by both parties without further approval, (ii) either party shall have the right to identify the other party and to disclose the terms of this Agreement as required by applicable securities laws or other applicable law or regulation, and (iii) either party may use the name of the other party and reveal the existence of this Agreement and the Option Agreement.

9.2 Assignment. Neither party hereto shall have the right to assign their rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party hereto may assign, upon prior written notice to the other, its rights and obligations to an Affiliate or to a legal entity acquiring all or substantially all of such party's assets or business to which this Agreement relates. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each party.

9.3 Relationship. The status of the parties hereto is that of independent contractors, and as such the parties shall not be deemed to be partners, joint venturers, or each other's agents, and neither shall have the right to act for or on behalf of the other except as expressly provided hereunder or otherwise expressly agreed to in writing.

9.4 Force Majeure. The parties hereto shall not be liable for failure to perform as required by any provision of this Agreement where such failure results from a force majeure beyond such party's control. In the event of any delay attributable to a force majeure, the time for performance affected thereby shall be extended for a period equal to the time lost by reason of the delay; provided, however, that if the delay extends for a period exceeding one hundred and eighty (180) days, the party capable of performance shall have the right to terminate this Agreement immediately upon written notice to the affected party.

9.5 Entire Agreement. Except for the Option Agreement, this Agreement constitutes the entire understanding of the parties with respect to the subject matter contained herein and may be modified only by a written agreement signed by both parties.

9.6 Notices. Service of all notices hereunder shall be in writing and shall be deemed duly given if sent by courier, certified or registered mail, postage prepaid, or confirmed telecopier transmission to the addresses or telecopier numbers below.



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If to Pharmacia:                             If to ArQule:

Pharmacia Biotech AB                         ArQule, Inc.
S-751 82 Uppsala                             200 Boston Avenue
Sweden                                       Suite 3600
Attention: Johan von Heijne                  Medford, Massachusetts  02155
                                             Attention: President

Tel: 46 1816 5700                            Tel: (617) 395-4100
Fax: 46 1816 6409                            Fax: (617) 395-1225

With a copy to:                              With a copy to:

Ulf Lundberg                                 Palmer & Dodge
General Counsel                              One Beacon Street
Pharmacia Biotech AB                         Boston, Massachusetts  02108
S-751 82 Uppsala                             USA
Sweden                                       Attention:  Michael Lytton, Esq.

Tel: 46 1816 3000                            Tel: (617) 573-0327
Fax: 46 1816 6301                            Fax: (617) 227-4420

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section.

9.7 Severability. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York irrespective of any conflicts of law principles.

9.9 Dispute Resolution. Any disputes between the parties that arise under or relate to this Agreement shall be resolved in accordance with the following procedures. The parties shall first attempt in good faith to resolve the matter among themselves. If the matter remains unresolved after a period of thirty (30) days, the dispute shall be referred to a member of senior management from each party. If the matter remains unresolved after an additional thirty-day period, the dispute shall be finally settled by binding arbitration in London, England under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. In case of a dispute which cannot be resolved by good faith negotiations, ArQule shall also have the right to apply with a court of competent jurisdiction to enjoin Pharmacia from further use of the ArQule Technology and Improvements. Notwithstanding any of the foregoing, Pharmacia does not waive any right to contest such application and to argue that the requisite criteria that would allow the court to issue an injunction do not exist.



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         IN WITNESS HEREOF, the parties have caused this instrument to be executed by their duly authorized officers effective as of the day and year first set forth above.

PHARMACIA BIOTECH AB



By: /s/
    ---------------------------
         Arne Forsell
         President


By: /s/
    ---------------------------
         Bengt Belfrage
         Executive Vice President


ARQULE, INC.



By: /s/
    ---------------------------
         Seth L. Harrison
         President and Chief Executive Officer




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
                                   ENCLOSURE 1

                                ARQULE TECHNOLOGY*


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
                                   ENCLOSURE 2

                                OPTION AGREEMENT

        See Exhibit 10.17 to the Registrant's Registration Statement.

                                   ENCLOSURE 3

                                  PROJECT PLAN

               ENCLOSURE 3 (Project Plan) TO PHARMACIA RESEARCH

                   RESEARCH PLAN FOR "LIGAND DESIGN" PROJECT
                    AN ARQULE/PHARMACIA BIOTECH COOPERATION

CONTENTS

1     DESCRIPTION OF THE CURRENT PROJECT

      1.1   Objective of the project

      1.2   Organization

            1.2.1 Project Leaders and Reference Groups
            1.2.2 Project Resources

      1.3   Project Presentation

            1.3.1 Pre-Initiation Phase

            1.3.2 Project Phase

2     No # 2

3     PROJECT WORK PLAN

4     PRIORITIES

5     PROJECT TIME LINES

      5.1   Pre-Initiation Phase

      5.2   Project Phase

1     DESCRIPTION OF THE CURRENT PROJECT

      1.1   Objective of the project

      The objective of the project is   *

            1.   *

            2.   *

            3.   *

      These objective were decided upon at the meeting at Pharmacia in January, 1995

      1.2   Organisation

            1.2.1 Project Leaders and Reference Groups

      At ArQule Joe Hogan (JH) is assigned as Project Leader and contact person. At Pharmacia Ake Pilotti (AP) is assigned as Project Leader and contact person.

            1.2.2 Project Resources

      The following persons from ArQule are assigned to the project:

      Joe Hogan, Steve Gallion, David Boulton, Alan Kaplan, Milan Pluhar, and a PhD with ten years experience from the field who is presently being employed.

      From Pharmacia two person will work at ArQule during the project phase. One of these will stay for the whole 6 month period, and two others will spend 3 months each at ArQule. Two PhD's are presently being employed for this purpose, and the third, Geir Fonnum, who presently works at Pharmacia Norway is one of the resources that will stay for 3 months.

      In addition, AP or someone else from the Swedish Reference Group will be spending at least one week/month at ArQule during the project phase.

      1.3   Project Presentation

      The project will be divided into pre-initiation and a project phase.

            1.3.1 Pre-Initiation Phase


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


      The purpose of the pre-initiation phase is to generate sufficient amount of structure lead information and to develop the appropriate screening methods.

      During the pre-initiation phase two important activities are planned:

            A. Literature search

      All possible structural leads are being collected from the literature to make the initial choice of chemical structures to be synthesized as easy as possible. The results from the literature searches will be exchanged between the two sites and the extracted publications scrutinized for lead structures. All progress will be shared via fax or tele-conference.

      At the end of the pre-initiation phase a meeting will be held to decide which molecules we will start to synthesize libraries around.

      Chemical syntheses of these structures will be performed mainly at ArQule.

            B.  Screening methods

      Rolf Hjort and Lars Fagerstam will initiate the design of screening methods. The basic idea is to develop systems that mimick * conditions.

      The development of the screening methods will be performed primarily at Pharmacia.

            1.3.2 Project Phase

      The Project Phase is described in Sections 3-5 below.

2

3     Project Work Plan:

     1.   At the end of       *        one of the selected targets
          will be prioritized. The decision will be based on the results achieved during the first third of the project phase. All resources will then be used to focus on the synthesis and screening for ligands suitable for the prioritized target molecule.

     2.   After    *

     3.   After       *        we need to know which ligands should
          be synthesized in large scale. The large scale sythesis will then be performed.


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

     4.   After    *

     5.   Report writing will start after    *

4     PRIORITIES

The targets chosen are    *

All decisions will be taken by the Research Committee. If everything works perfect we will of course continue with the next target molecule in the following order of priority:

      1.    *
      2.    *
      3.    *

5     TIME PLAN

      5.1   Pre-Initiation Phase    (See Appendix 1)

      5.2   Project Phase           (See Appendix 1)


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
                                   ENCLOSURE 4

                          MEMBERS OF RESEARCH COMMITTEE

ArQule

Joseph Hogan, Jr.
David Boulton

Pharmacia

Ingvar Viberger
Ake Pilotti

                                                              February 13, 1996

BY FACSIMILE - 011-46 18 166301
- -------------------------------

Mr. Ulf Lundberg
General Counsel
Pharmacia Biotech AB
Bjorkgatan 30

D-751 82 Uppsala, Sweden

         Re:      Amendment to Option Agreement and Research Agreement
                  ----------------------------------------------------

Dear Mr. Lundberg:

     Reference is hereby made to the Option Agreement (the "Option Agreement") and the Research and Development Agreement (the "Research Agreement"), both effective as of March 10, 1995, by and between ArQule, Inc. ("ArQule") and Pharmacia Biotech AB ("Pharmacia"). In consideration of the mutual covenants and agreements hereinafter set forth and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby acknowledge and agree as follows:

I. In accordance with Section 2.2.1 of the Option Agreement, Pharmacia hereby confirms to ArQule (i) that it has elected not to extend the Option Period for its Option Right for Subfields II, III and IV (as such capitalized terms are defined in the Option Agreement) in accordance with Section 2.2.1(b) of the Option Agreement and (ii) that it has elected to extend the Option Period for its Option Rights for Subfield I through August 15, 1996 in accordance with
Section 2.2.1(a) of the Option Agreement.

     1. The Project Plan is hereby amended by replacing the initial Research Project (as such capitalized terms are defined in the Research Agreement) entitled "Research Plan for Ligand Design Project" attached as Enclosure 3 to the Research Agreement with the Research Project entitled "Research Plan for the Second Ligand Design Project", a copy of which is attached hereto (as so amended, the "Amended Research Project"), for the period commencing on February 15, 1996 and continuing until August 15, 1996. The parties agree that the Amended Research Project has been approved by the Research Committee, as required under Section 2.2 of the Research Agreement.

Pharmacia biotech
February 13, 1996
Page 2

     2. In consideration of the research to be conducted by ArQule as provided in the Amended Research Project, Pharmacia hereby agrees to pay ArQule
    *     payable on or before March 12, 1996.

     Except as otherwise expressly amended by this letter agreement, each of the terms, conditions and provisions of the Option Agreement and the Research Agreement shall remain in full force and effect. This letter agreement may be signed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

                                           Very truly yours,

                                           ARQULE, INC.

                                           By:/s/
                                              --------------------------------
                                                 Eric B. Gordon
                                                 President and
                                                 Chief Executive Officer

Agreed to and Accepted
this 19th day of February, 1996

PHARMACIA BIOTECH AB

By: /s/ Ulf Lundberg
   ------------------------------


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                        requested for marked portions

Dr. Joseph C. Hogan, PhD
CEO, Senior VP Research and Development
ArQule Inc.
200 Boston Avenue
Suite 3600
Medford, MA 02155
USA


August 15, 1996


Dear Dr. Hogan,

This letter confirms that Pharmacia Biotech AB elects to extend its option Period for Subfield I by entering into a Subsequent Research Period for 6 months, in accordance with the Option Agreement and the Research & Development Agreement between ArQule Inc. and Pharmacia Biotech AB, dated March 10, 1995, respectively.

With reference to our discussion in Boston, August 26 in Uppsala, we suggest that we amend the Research Plan, to provide for a description of the new research project including overall goals, priorities, time schedules, a description of the necessary resources that each party will commit to the new project. Furthermore, we feel that the initial Research Plan could serve as a good frame work for the new plan.


Best Regards.

PHARMACIA BIOTECH AB
Research & Development

Ingvar Wiberger
Executive Vice President

Copy to:          Arne Forsell                  Michael Lytton
                  Pharmacia Biotech AB          Palmer & Dodge
                                                One Beacon Street
                  Johan von Heijne              Boston Massachusetts
                  Pharmacia Biotech AB          USA
                                                Fax: (617) 227-4420